Exhibit 99.2



                            TREDEGAR INDUSTRIES, INC.

                       AMENDED AND RESTATED INCENTIVE PLAN

                            Tredegar Industries, Inc.
                       Amended and Restated Incentive Plan

ARTICLE I DEFINITIONS.........................................................1

         1.01. Administrator..................................................1
         1.02. Affiliate......................................................1
         1.03. Agreement......................................................1
         1.04. Board..........................................................1
         1.05. Code...........................................................1
         1.06. Committee......................................................1
         1.07. Common Stock...................................................1
         1.08. Company........................................................1
         1.09. Deferred Stock Benefit.........................................1
         1.10. Exchange Act...................................................2
         1.11. Fair Market Value..............................................2
         1.12. Incentive Award................................................2
         1.13. Option.........................................................2
         1.14. Participant....................................................2
         1.15. Plan...........................................................2
         1.16. Stock Award....................................................2
         1.17. Ten Percent Shareholder........................................2

ARTICLE II PURPOSES...........................................................4


ARTICLE III ADMINISTRATION....................................................5


ARTICLE IV ELIGIBILITY........................................................6


ARTICLE V STOCK SUBJECT TO PLAN...............................................7

         5.01. Shares Issues..................................................7
         5.02. Aggregate Limit................................................7
         5.03. Reallocation of Shares.........................................7

ARTICLE VI OPTIONS............................................................8

         6.01. Award..........................................................8
         6.02. Option Price...................................................8
         6.03. Maximum Option Period..........................................8
         6.04. Nontransferability.............................................8
         6.05. Transferable Options...........................................8
         6.06. Employee Status................................................9
         6.07. Exercise.......................................................9
         6.08. Payment........................................................9
         6.09. Installment Payment............................................9
         6.10. Shareholder Rights............................................10
         6.11. Disposition of Stock..........................................10

ARTICLE VII STOCK AWARDS.....................................................11

         7.01. Award.........................................................11
         7.02. Vesting.......................................................11
         7.03. Performance Objectives........................................11
         7.04. Employee Status...............................................11
         7.05. Shareholder Rights............................................11

ARTICLE VIII INCENTIVE AWARDS................................................13

         8.01. Award.........................................................13
         8.02. Terms and Conditions..........................................13
         8.03. Nontransferability............................................13
         8.04. Transferable Incentive Awards.................................13
         8.05. Employee Status...............................................14
         8.06. Shareholder Rights............................................14

ARTICLE IX ADJUSTMENT UPON CHANGE IN COMMON STOCK............................15


ARTICLE X COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES..............16


ARTICLE XI GENERAL PROVISIONS................................................17

         11.01. Effect on Employment and Service.............................17
         11.02. Unfunded Plan................................................17
         11.03. Rules of Construction........................................17

ARTICLE XII AMENDMENT........................................................18


ARTICLE XIII DURATION OF PLAN................................................19


ARTICLE XIV EFFECTIVE DATE OF PLAN...........................................20

                            Tredegar Industries, Inc.
                       Amended and Restated Incentive Plan

                                    ARTICLE I

                                   DEFINITIONS

1.01.    Administrator

         Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.    Affiliate

         Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03.    Agreement

         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an Incentive Award or an Option granted to such Participant.

1.04.    Board

         Board means the Board of Directors of the Company.

1.05.    Code

         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.    Committee

         Committee means the Executive Compensation Committee of the Board.

1.07.    Common Stock

         Common Stock means the common stock of the Company.

1.08.    Company

         Company means Tredegar Industries, Inc.

1.09.    Deferred Stock Benefit

         Deferred Stock Benefit means a benefit under a nonqualified deferred compensation plan that is settled by the issuance of Common Stock including, by way of example and not of limitation, the deferral of income attributable to the exercise of an Option or the vesting or transferability of a Stock Award.

1.10.    Exchange Act

         Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

1.11.    Fair Market Value

         Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.12.    Incentive Award

         Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.13.    Option

         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.14.    Participant

         Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option, an Incentive Award or a combination thereof.

1.15.    Plan

         Plan means the Tredegar Industries, Inc. Amended and Restated Incentive Plan.

1.16.    Stock Award

         Stock Award means Common Stock awarded to a Participant under Article VIII.
                                       2

1.17.    Ten Percent Shareholder

         Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

         The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying and the grant Stock Awards and Incentive Awards and the settlement of Deferred Stock Benefits. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Incentive Awards and Options upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award or Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award or Incentive Award. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV

                                   ELIGIBILITY

         Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan.

                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

5.01.    Shares Issues

         Upon the award of shares of Common Stock pursuant to a Stock Award the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.    Aggregate Limit

         The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options, the grant of Stock Awards and the settlement of Deferred Stock Benefits is 1,843,325 shares. The maximum aggregate number of shares that may be issued under this Plan as Stock Awards is 300,000 shares. Shares of Common Stock issued in settlement of Deferred Stock Benefits attributable to the deferral of Option and Stock Award gain shall be counted toward the foregoing limits only once; provided, however, that shares of Common Stock issued in settlement of Deferred Stock Benefits that constitute earnings on such deferrals shall be counted separately toward the foregoing limits. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article IX.

5.03.    Reallocation of Shares

         If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, Stock Awards and Deferred Stock Benefits to be granted or issued under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, Stock Awards and Deferred Stock Benefits to be granted or issued under this Plan.

                                   ARTICLE VI

                                     OPTIONS

6.01.    Award

         In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 450,000 shares of Common Stock.

6.02.    Option Price

         The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

6.03.    Maximum Option Period

         The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04.    Nontransferability

         Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.    Transferable Options

         Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence the Administrator may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

6.06.    Employee Status

         For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07.    Exercise

         Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08.    Payment

         Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.    Installment Payment

         If the Agreement provides, and if the Participant is employed by the Company on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Administrator, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, absence on military or government service, or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Board of Governors of the Federal Reserve System relating to securities credit transactions.

         The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Administrator, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

6.10.    Shareholder Rights

         No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.    Disposition of Stock

         A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                   ARTICLE VII

                                  STOCK AWARDS

7.01.    Award

         In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 75,000 shares of Common Stock.

7.02.    Vesting

         The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. If a Stock Award is not nonforfeitable and transferable upon its grant, the period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

7.03.    Performance Objectives

         In accordance with Section 7.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

7.04.    Employee Status

         In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05.    Shareholder Rights

         Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

                                  ARTICLE VIII

                                INCENTIVE AWARDS

8.01.    Award

         The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 75% of the Participant's base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000.

8.02.    Terms and Conditions

         The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, an Affiliate or an operating unit, during a performance period of at least one year, achieves objectives based on return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or Fair Market Value. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

8.03.    Nontransferability

         Except as provided in Section 8.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.04.    Transferable Incentive Awards

         Section 9.03 to the contrary notwithstanding, the Administrator may grant transferable Incentive Awards to the extent that, and on such terms and conditions as may be permitted by, Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant.

8.05.    Employee Status

         If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

8.06.    Shareholder Rights

         No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares as to which Options, Stock Awards and Deferred Stock Benefits may be granted or issued under this Plan, the terms of outstanding Options, Stock Awards and Incentive Awards and the per individual limitations on the number of shares for which Options and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Stock Awards and Deferred Stock Benefits may be granted or issued, the per individual limitations on the number of shares for which Options and Stock Awards may be granted or the terms of outstanding Options, Stock Awards or Incentive Awards.

         The Committee may make Stock Awards and may grant Options in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option grants shall be as the Committee, in its discretion, determines is appropriate.

                                    ARTICLE X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.01.   Effect on Employment and Service

         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

11.02.   Unfunded Plan

         The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03.   Rules of Construction

         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XII

                                    AMENDMENT

         The Board may terminate this Plan from time to time. The Committee may amend this Plan from time to time; provided, however, that the approval of the Board shall be required to amend Article IV or Sections 5.02 or 6.02 hereof; and provided, further, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option or Incentive Award outstanding at the time such amendment is made.

                                  ARTICLE XIII

                                DURATION OF PLAN

         No Stock Award, Option or Incentive Award may be granted under this Plan after February 24, 2009. Stock Awards, Options and Incentive Awards granted before that date shall remain valid in accordance with their terms. Deferred Stock Benefits may be issued at any time; provided that a sufficient number of shares of Common Stock remains available pursuant to Section 5.02.

                                   ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

         Options and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or Incentive Award shall be effective or exercisable unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted and Deferred Stock Benefits may be issued under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.